UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

Commission File Number 001-39223

SADOT GROUP INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300, Burleson, Texas 76028

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 5, 2026, Sadot Group Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it no longer satisfies the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(b)(1). Specifically, the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 was ($54,745,000). The Company does not meet the alternative compliance standards of either a market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

Under Nasdaq rules, the Company has 45 calendar days from the date of the letter (until June 22, 2026) to submit a plan to regain compliance. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the letter to evidence compliance. The letter has no immediate effect on the listing or trading of the Company’s common stock, which will continue to trade on The Nasdaq Capital Market under the symbol “SDOT,” subject to the Company’s continued compliance with other listing requirements.

The Company intends to submit a compliance plan to Nasdaq within the required timeframe and is evaluating various strategic options to regain compliance. There can be no assurance that the plan will be accepted by Nasdaq, that any extension will be granted, or that the Company will regain compliance within the allotted period.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about May 1, 2026, the Company filed a Certificate of Amendment to Designation - After Issuance of Class or Series with the Secretary of State of the State of Nevada amending the provisions of its Articles of Incorporation regarding authorized capital stock. The amendment, which was approved by the vote of the stockholders holding a majority of the voting power of the Company, provides that the aggregate number of shares which the Company shall have authority to issue is 260,000,000 shares, consisting of 250,000,000 shares of Common Stock, $0.0001 par value per share, and 10,000,000 shares of Preferred Stock, $0.0001 par value per share. All Common Stock of the Company shall be of the same class and shall have the same rights and preferences. The Preferred Stock may be issued from time to time in one or more series, with such designations, preferences, limitations, and relative rights as the Board of Directors may determine.

A copy of the Certificate of Amendment to Designation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Designation filed with the Nevada Secretary of State on or about May 1, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: May 6, 2026